                                                                      EXHIBIT 10

                          AT&T CUSTOM MASTER AGREEMENT
                           MA REFERENCE NO. 120497

CUSTOMER LEGAL NAME ("CUSTOMER", "YOU" OR "YOUR")  AT&T CORP. ("AT&T")
Advanta Shared Services Corp.                      AT&T Corp.

CUSTOMER ADDRESS                                   AT&T ADDRESS
Welsh and McKean Roads                             55 Corporate Drive
Springhouse                                        Bridgewater, New Jersey 08807
PA           19477

CUSTOMER CONTACT                                   AT&T CONTACT

Name: Lakshmi Venkataswamy                         Master Agreement Support Team
Title: Vice President                              Email: mast@att.com
Telephone: 215-444-5757
Fax:
Email: lvenkataswamy@advanta.com

This Agreement consists of the attached General Terms and Conditions and all service attachments ("Attachments") attached hereto or subsequently signed by the parties and that reference this Agreement (collectively, this "Agreement"). In the event of a conflict between the General Terms and Conditions and any Attachment, the Attachment shall take precedence.

This Master Agreement consists of this Cover Page, the attached General Terms and Conditions, including its addenda, and all Service Attachments ("Attachments"), including those Surviving MA Attachments that were part of Master Agreement # 12640 as of the Effective Date of this Agreement as well as new Attachments that are attached hereto or subsequently signed by the parties and that reference this Agreement (collectively, this "Agreement") . All other attachments are hereby terminated as of the effective date of this Agreement. The Surviving MA Attachments shall be deemed to be Attachments to this Agreement. References in the Surviving MA Attachments to this replacement MA shall be construed as referring to this Agreement. In the event of conflict between the General Terms and Conditions and any Attachment, the Attachment shall take precedence.

This Agreement shall become effective and shall automatically supercede and replace the MA 12640 when signed by both parties ("Effective Date") and shall continue in effect for as long as any Attachment remains in effect, unless earlier terminated in accordance with the provisions of the Agreement. The term of each Attachment is stated in the Attachment.

As of the Effective Date of this Agreement, the Surviving MA Attachments are as follows:

1. AT&T Internet Transport Services -    2. AT&T Internet Transport Services-             3. AT&T Internet Transport
Service Order Attachment - Managed       Service Order Attachment - Managed               Services - Service Order
Internet Service- MDS000308160390, SOA   Internet Services - CSM020820140352, SOA         Attachment - Managed Internet
#1315                                    # MIS85876                                       Services - MDS0102005141830, SOA
                                                                                          #34191

      SIGNATURE BELOW BY YOUR AUTHORIZED REPRESENTATIVE IS YOUR CONSENT TO
                   THE TERMS AND CONDITIONS OF THIS AGREEMENT

CUSTOMER: ADVANTA SHARED SERVICES CORP.          AT&T CORP.

By: /s/ Leonard Di Williams                         By: /s/ Frances M. Mikulic
    ----------------------------------                  ------------------------
    (Authorized Signature)                              (Authorized Signature)

LENNY DI WILLIAMS                                       District Manager
(Typed or Printed Name)                         (Typed or Printed Name)

CIO, SVP, Advanta Shared Services Corp.
---------------------------------------        -------------------------------
(Title)                                         (Title)

2/7/2003                                        2/10/2003
(Date)                                          (Date)

                                                AT&T MA REFERENCE NO. __________

                          GENERAL TERMS AND CONDITIONS

The following terms and conditions shall apply to the provision and use of the products and services ("Service" or "Services") provided by AT&T pursuant to this Agreement.

1.0          DEFINITIONS

1.1 "Affiliate" of a party means any entity that directly or indirectly controls, is controlled by or is under common control with such party, and, in the case of AT&T, it also means any entity which AT&T has authorized to offer any Service or part of any Service.

1.2 "Content" means information made available, displayed or transmitted in connection with a Service (including, without limitation, information made available by means of an HTML "hot link", a third party posting or similar means) including all trademarks, service marks and domain names contained therein as well as the contents of any bulletin boards or chat forums, and, all updates, upgrades, modifications and other versions of any of the foregoing.

1.3 "User" means anyone who uses or accesses any Service purchased by You under this Agreement.

2.0          CHARGES AND BILLING

2.1 You shall pay AT&T for Your and Users' use of the Services at the rates and charges specified in the Attachments, without deduction, setoff or delay for any reason except for amounts not yet due because they are disputed in good faith as provided in Section 2.3 below. Charges set forth in the Attachments are exclusive of any applicable taxes. You may be required at any time to pay a deposit if AT&T determines that You are not creditworthy.

2.2 You shall pay all shipping charges, taxes (excluding those on AT&T's net income) and other similar charges (and any related interest and penalties) relating to the sale, transfer of ownership, installation, license, use or provision of the Services, except to the extent a valid tax exemption certificate is provided by You to AT&T prior to the delivery of Services. If You dispute the taxability or desire to seek a refund of any tax imposed by any federal, state or local jurisdiction as a result of the existence or operation of this Agreement, You may at Your own expense and in Your own name, may file a claim for refund or protest the imposition of the disputed tax. In the event such claim for refund or protest must be made in the name of AT&T Corp, AT&T shall in good faith and due diligence contest the imposition of such tax at Your sole expense, provided that AT&T will not be required to pursue such a protest if the action will result in (i) a lien against AT&T for which You have not adequately indemnified AT&T or (ii) a penalty being assessed against AT&T for which You have not adequately indemnified AT&T or (iii) AT&T taking a position that would increase AT&T's tax liability.

2.3 Payment in U.S. currency is due within thirty (30) days after the date of invoice, except for amounts disputed in good faith, and shall refer to the invoice number. Restrictive endorsements or other statements on checks accepted by AT&T will not apply. You shall reimburse AT&T for all costs (including reasonable attorney fees) associated with collecting properly due, yet delinquent or dishonored payments. AT&T shall reimburse You for all costs (including reasonable attorney fees) associated with collecting properly due, yet delinquent credits or refunds of overcharges. At AT&T's option, interest charges may be added to any undisputed past due amounts at the lower of 1.5% per month or the maximum rate allowed by law. Charges shall be considered past due, if not paid in full within thirty (30) days after the date of an invoice, except that, in the event of a bona fide dispute over a charge specifically identified by You through written notice to AT&T in good faith, payment of the identified charge will not be considered past due and no interest will be charged for non-payment of such disputed charges pending investigation by AT&T. Upon completion of AT&T's investigation of such disputed charge, AT&T will advise You of the results of the investigation and will make such adjustments as deemed appropriate in AT&T's sole discretion. Payment of any disputed charges that are determined by AT&T to be correct as a result of such investigation and consultation shall be considered past due if not paid in full within thirty (30) days after completion of the foregoing process.

2.4 Bona fide disputes concerning invoices shall be addressed by the AT&T Customer Billing Service Center ("CBSC") pursuant to its established methods and procedures, after the dispute is referred to the CBSC by either You or Your account team. If the dispute cannot be addressed by the CBSC within thirty (30) days from the referral to the CBSC, it shall be escalated to the parties' representatives as specified below. However, nothing herein shall absolve You from promptly submitting reasonable security for payment of any withheld amounts upon demand by AT&T, in the event that AT&T determines that Your financial condition is such that Your ability to pay is in reasonable doubt. Upon AT&T's resolution of the dispute, Customer shall promptly pay all amounts consistent with the resolution, plus interest charges (at AT&T's option) calculated from the date of AT&T's notice to Customer of the results of the investigation, at the lower of 1.5% per month or the maximum rate allowed by law.

       AT&T                 CUSTOMER        TIME TO RESOLVE
-------------------------------------------------------------------
Client Business Mgr.    Vice President IT       30 days
-------------------------------------------------------------------
Sales Center V.P.       CFO                     15 days
-------------------------------------------------------------------
Regional V.P.           President               15 days
-------------------------------------------------------------------

3.0          RESPONSIBILITIES OF THE PARTIES

3.1 AT&T agrees to provide Services to You, subject to the availability of the Services, in accordance with the terms and conditions, and at the charges specified in this Agreement, consistent with all applicable laws and regulations.

3.2 You shall assure that Your and Users' use of the Services and Content will at all times comply with all applicable laws, regulations and written and electronic instructions for use. AT&T reserves the right to terminate affected Attachments, suspend affected Services, and/or remove Your or Users' Content from the Services, if AT&T determines, in the exercise of its reasonable discretion, that such use or Content does not conform with the requirements set forth in this Agreement or interferes with AT&T's ability to provide Services to You or others or receives notice from a reputable source that Your or Users' use or Content may violate any laws or regulations. AT&T's actions or inaction under this Section shall not constitute review or approval of Your or Users' use or Content. AT&T will use reasonable efforts to provide notice to You before taking action under this Section.

4.0          USE OF INFORMATION

4.1 All documentation, technical information, Software, business information, or other materials that are disclosed by either party to the other in the course of performing this Agreement shall be considered proprietary information ("INFORMATION") of the disclosing party, provided such information is in written or other tangible form that is clearly marked as "proprietary" or "confidential". This Agreement shall be deemed to be AT&T and Your INFORMATION. Your Content shall be deemed to be Your INFORMATION.

4.2 Each party's INFORMATION shall, for a period of three (3) years following its disclosure (except in the case of Software or Your personally identifiable customer, consumer or applicant information, for an indefinite period): (i) be held in confidence; (ii) be used only for purposes of performing this Agreement (including in the case of AT&T, the ability to monitor and record Your transmissions in order to detect fraud, check quality, and to operate, maintain and repair the Services) and using the Services; and (iii) not be disclosed except to the receiving party's employees, agents, potential acquirors, and contractors having a need-to-know (provided that such agents and contractors are not direct competitors of either party and agree in writing to use and disclosure restrictions as restrictive as this Article 4), or to the extent required by law (provided that prompt advance notice is provided to the disclosing party to the extent practicable).

4.3 The restrictions in this Article shall not apply to any information that: (i) is independently developed by the receiving party; or (ii) is lawfully received by the receiving party free of any obligation to keep it confidential; or (iii) becomes generally available to the public other than by breach of this Agreement.

4.4 AT&T shall implement appropriate security measures, policies, and procedures that are designed to meet the objectives of the Interagency Guidelines establishing standards for safeguarding customer information issued by any regulatory agency with jurisdiction over CUSTOMER, including, but not limited to, the Board of Governors of the Federal Reserve (the "Guidelines"). These objectives require a bank to contract with its service providers, including AT&T, to implement appropriate measures to (1) ensure the security and confidentiality of CUSTOMER's End Customer Information, (2) protect against any anticipated threats or hazards to the security or integrity of such End Customer Information,

Page 1 of 4                  AT&T PROPRIETARY                 CUSTOM TERMS - WJN

                                                   AT&T MA REFERENCE NO.________

and (3) protect against unauthorized access to or use of such Information that could result in substantial harm or inconvenience to any customer of CUSTOMER. AT&T shall monitor the effectiveness of its security measures, policies, and procedures in meeting these objectives and shall provide CUSTOMER, upon CUSTOMER's written request, with information available to AT&T that provides the results of AT&T's monitoring as aforesaid (including, but not limited to, audits, summaries of test results, or other equivalent evaluations of AT&T in monitoring the effectiveness of such security measures, policies and procedures). All such information shall, when disclosed to CUSTOMER, be deemed to be AT&T INFORMATION under Article 4. As used in this Section 4.4, "End Customer Information" nonpublic personal information of customers of CUSTOMER, as defined in the Guidelines.

5.0          PUBLICITY AND MARKS

5.1 No public statements or announcements relating to this Agreement shall be issued by either party without the prior written consent of the other party, or unless required by law in which event You shall provide AT&T written notice prior to such use.

5.2 Each party agrees not to display or use, in advertising or otherwise, any of the other party's trade names, logos, trademarks, service marks or other indicia of origin (collectively "Marks") without the other party's prior written consent, provided that such consent may be revoked at any time.

6.0          SOFTWARE

6.1 AT&T grants You and Your Affiliates a personal, non-transferable and non-exclusive license (without the right to sublicense) to use, in object code form, all software and associated written and electronic documentation and data furnished pursuant to the Attachments (collectively, the "Software"), solely in connection with the Services and solely in accordance with applicable written and electronic documentation. You will refrain from taking any steps to reverse assemble, reverse compile or otherwise derive a source code version of the Software. The Software shall at all times remain the sole and exclusive property of AT&T or its suppliers. "Third-Party Software" means Software that bears a copyright notice of a third party. "AT&T Software" means all Software other than Third-Party Software.

6.2 You shall not copy or download the Software, except that You shall be permitted to make two (2) copies of the Software, one for archive and the other for disaster recovery purposes. Any copy must contain the same copyright notices and proprietary markings as the original Software.

6.3 You shall assure that Your Users comply with the terms and conditions of this Article 6.

6.4 The term of the license granted hereunder shall be coterminous with the Attachment which covers the Software.

6.5 You agree to comply with any additional restrictions that are provided with any Third-Party Software.

6.6 AT&T warrants that all AT&T Software will perform substantially in accordance with its applicable published specifications for the term of the Attachment which covers the Software. If You return to AT&T, within such period, any AT&T Software that does not comply with this warranty, then AT&T, at its option, will either repair or replace the portion of the AT&T Software that does not comply or refund any amount You prepaid for the time periods following return of such failed or defective AT&T Software to AT&T. This warranty will apply only if the AT&T Software is used in accordance with the terms of this Agreement and is not altered, modified or tampered with by You or Users.

6.7 TO THE EXTENT THAT, PURSUANT TO AT&T'S AGREEMENT WITH ANY THIRD PARTY REGARDING SOFTWARE, SUCH THIRD PARTY PERMITS AT&T TO EXTEND WARRANTIES FROM SUCH THIRD PARTY TO END USERS AS PART OF THE RELATED THIRD PARTY TERMS, AT&T WILL USE REASONABLE EFFORTS TO ENSURE THAT SUCH WARRANTIES ARE EXTENDED TO YOU AS PART OF THE THIRD PARTY TERMS. FOR THE PURPOSES OF THIS PARAGRAPH, THIRD PARTY TERMS SHALL BE DEFINED AS THE TERMS AND CONDITIONS OF SUCH SOFTWARE. AT&T'S SOLE OBLIGATIONS EXCEPT AS PROVIDED IN THIS SECTION 6.7 WITH RESPECT TO SUCH SOFTWARE SHALL BE PROVIDED IN THE APPLICABLE ATTACHMENT, AND THE APPLICABLE SERVICE LEVEL AGREEMENT, IF ANY.

7.0          ADJUSTMENTS TO MINIMUM PURCHASE COMMITMENTS

7.1 In the event of a business downturn beyond Your control, or a corporate divestiture, merger, acquisition or significant restructuring or reorganization of Your business, or network optimization using other AT&T Services, or reduction of the rates and charges, or chronic Service failures, or force majeure events, any of which significantly impairs your ability to meet Your minimum annual revenue commitments under an Attachment, AT&T will offer to adjust the affected minimum annual revenue commitments so as to reflect Your reduced traffic volumes, after taking into account the effect of such a reduction on AT&T's costs and the AT&T prices that would otherwise be available at the revised minimum annual revenue commitment levels. Both parties agree to negotiate in good faith and use commercially reasonable efforts to reach agreement on adjusting the MARC as a result of any of the events listed above in this Section. If we reach mutual agreement on revised minimum annual revenue commitments, we will amend or replace the affected Attachment, as applicable. This provision shall not apply to a change resulting from a decision by You to transfer portions of Your traffic or projected growth to service providers other than AT&T. You must give AT&T written notice of the conditions You believe will require the application of this provision. This provision does not constitute a waiver of any charges, including, but not limited to, monthly recurring charges and shortfall charges, incurred by You prior to amendment or replacement of the affected Attachment.

7.2 In the event You acquire or merge with another entity or experience internal growth with the result that Your telecommunications requirements increase substantially, at Your request AT&T and You will cooperate in efforts to develop a mutually agreeable alternative proposal that will satisfy the concerns of both parties and comply with all applicable legal and regulatory requirements. By way of example and not limitation, such alternative proposals may include combining AT&T Agreements, term or discount plans (without a reduction in commitments), changes in rates, nonrecurring charges, revenue and/or volume commitments, discounts, the multi-year service period, exclusivity, and other provisions. . Both parties agree to negotiate in good faith and use commercially reasonable efforts to reach agreement on an alternative upturn / growth proposal as a result of any of the events listed above in this Section. If the parties reach mutual agreement on an alternative, the parties will sign a contractual amendment to implement any mutually agreeable alternative proposal, subject to all applicable legal and regulatory requirements.

8.0          FORCE MAJEURE

8.1 Neither AT&T nor You shall be liable for any delay, failure in performance, loss or damage due to: fire, explosion, power blackout, earthquake, flood, the elements, strike, embargo, labor disputes, acts of civil or military authority, war, acts of God, acts or omissions of carriers or suppliers, acts of regulatory or governmental agencies, or other causes beyond such party's reasonable control, whether or not similar to the foregoing, except that Your obligation to pay for charges incurred for Services received by You shall not be excused.

8.2 If AT&T cannot promptly provide a suitable temporary substitute for any Service component interrupted or delayed by a Force Majeure Condition reasonably anticipated to last more than five (5) business days in the case of a delay and more than forty-eight (48) hours in the case of an interruption, You may, at Your option, obtain substitute service from another vendor, provided that (i) You shall notify AT&T in writing prior to activating any temporary substitute service, and (ii) You shall subscribe to such service for the minimum commercially available period that would cover the reasonably expected duration of the Force Majeure Condition based upon AT&T's good faith estimate thereof. AT&T's obligation to provide the affected Service component shall be suspended for such period, and such obligation shall resume upon the later of the termination or expiration of Your contracts with third parties for substitute service or the cessation of the Force Majeure Condition. Subject to any commitment for substitute services for the minimum commercially available period, You shall resume use of the affected Service component promptly upon its restoration. AT&T shall not charge You for any Service component that is not provided as a result of a delay or interruption excused as a Force Majeure Condition during the period of such delay or interruption, nor shall AT&T charge You any reactivation, reinstallation, or reconnection charge to resume use of the restored Service component.

Page 2 of 4                  AT&T PROPRIETARY                 CUSTOM TERMS - WJN

                                                   AT&T MA REFERENCE NO.________

For purposes of this Section 8.2:

                  (i) Interruptions shall not include downtime attributable to: Your site conditions; scheduled maintenance of which You had reasonable advance notice; services or products not supplied by AT&T; acts or omissions of You or any of Your agents, employees, suppliers (including LEC access providers) or contractors (except AT&T); or, acts or omissions of a third party (that is not an agent or contractor of AT&T).

                  (ii)     Delays shall not include missed Due Dates due to:
         Your postponement due to non-readiness; Your site conditions; scheduled maintenance of which You had reasonable advance notice; services or products not supplied by AT&T; acts or omissions of You or any of Your agents, employees, suppliers (including LEC access providers) or contractors (except AT&T); or, acts or omissions of a third party (that is not an agent or contractor of AT&T).

9.0          LIMITATIONS OF LIABILITY

9.1 For purposes of all exclusive remedies and limitations of liability set forth in this Agreement or any Attachment, "AT&T" shall be defined as AT&T, its Affiliates, and its and their employees, directors, officers, agents, representatives, subcontractors, interconnection service providers and suppliers; and "You" shall be defined as You, Your Affiliates, and Your and their employees, directors, officers, agents, and representatives; and "Damages" will refer collectively to all injury, damage, liability, loss, penalty, interest and expense incurred.

9.2 EITHER PARTY'S ENTIRE LIABILITY AND THE OTHER PARTY'S EXCLUSIVE REMEDIES, FOR ANY DAMAGES CAUSED BY ANY SERVICE DEFECT OR FAILURE, OR FOR OTHER CLAIMS ARISING IN CONNECTION WITH ANY SERVICE OR OBLIGATIONS UNDER THIS AGREEMENT SHALL BE:

(i) FOR BODILY INJURY OR DEATH TO ANY PERSON, OR REAL OR TANGIBLE PROPERTY DAMAGE, NEGLIGENTLY CAUSED BY A PARTY, OR DAMAGES ARISING FROM THE WILLFUL MISCONDUCT OF A PARTY OR ANY BREACH OF ARTICLES 4 OR 5, THE OTHER PARTY'S RIGHT TO PROVEN DIRECT DAMAGES;

(ii)     FOR DEFECTS OR FAILURES OF SOFTWARE, THE REMEDIES SET FORTH IN SECTION
6.6;

(iii)    FOR INTELLECTUAL PROPERTY INFRINGEMENT, THE REMEDIES SET FORTH IN
ARTICLE 11;

(iv) FOR DAMAGES OTHER THAN THOSE SET FORTH ABOVE AND NOT EXCLUDED UNDER THIS AGREEMENT, EACH PARTY'S LIABILITY SHALL BE LIMITED TO PROVEN DIRECT DAMAGES NOT TO EXCEED PER CLAIM (OR IN THE AGGREGATE DURING ANY TWELVE (12) MONTH PERIOD) AN AMOUNT EQUAL TO THE TOTAL NET PAYMENTS MADE BY YOU FOR THE AFFECTED SERVICE DURING THE THREE (3) MONTHS PRECEDING THE MONTH IN WHICH THE DAMAGE OCCURRED. THIS SHALL NOT LIMIT YOUR RESPONSIBILITY FOR THE PAYMENT OF ALL PROPERLY DUE CHARGES UNDER THIS AGREEMENT.

9.3 EXCEPT FOR THE PARTIES' ARTICLE 11 OBLIGATIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, RELIANCE OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, ADVANTAGE, SAVINGS OR REVENUES OF ANY KIND OR INCREASED COST OF OPERATIONS.

9.4 AT&T ALSO SHALL NOT BE LIABLE FOR ANY DAMAGES ARISING OUT OF OR RELATING TO: INTEROPERABILITY, ACCESS OR INTERCONNECTION OF THE SERVICES WITH APPLICATIONS, EQUIPMENT, SERVICES, CONTENT OR NETWORKS PROVIDED BY YOU OR THIRD PARTIES; SERVICE INTERRUPTIONS (EXCEPT WHERE A CREDIT IS EXPLICITLY SET FORTH IN AN ATTACHMENT OR SERVICE GUIDE) OR LOST OR ALTERED MESSAGES OR TRANSMISSIONS; OR, UNAUTHORIZED ACCESS TO OR THEFT, ALTERATION, LOSS OR DESTRUCTION OF YOUR, USERS' OR THIRD PARTIES' APPLICATIONS, CONTENT, DATA, PROGRAMS, INFORMATION, NETWORK OR SYSTEMS.

9.5 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, AT&T MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT OR ANY WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE.

9.6      THE LIMITATIONS OF LIABILITY SET FORTH IN THIS AGREEMENT SHALL APPLY:
(i) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE; AND (ii) WHETHER OR NOT DAMAGES WERE FORESEEABLE. THESE LIMITATIONS OF LIABILITY SHALL SURVIVE FAILURE OF ANY EXCLUSIVE REMEDIES PROVIDED IN THIS AGREEMENT.

10.0         TERMINATION

10.1 If a party fails to perform or observe any material term or condition of this Agreement and the failure continues unremedied for thirty (30) days after receipt of written notice, (i) the other party may terminate for cause any Attachment affected by the breach, or (ii) where the failure is a non-payment by You of any charge when due except those charges disputed in accordance with
Section 2.3 above, AT&T may, at its option, terminate or suspend Service and/or require a deposit under affected Attachments.

10.2 An Attachment may be terminated immediately upon written notice by: (i) either party if the other party has violated the other party's Marks, becomes insolvent or involved in a liquidation or termination of its business, files a bankruptcy petition, has an involuntary bankruptcy petition filed against it (if not dismissed within thirty (30) days of filing), becomes adjudicated bankrupt, or becomes involved in an assignment for the benefit of its creditors; or (ii) either party due to a material breach of any provision of Article 4 by the other party..

10.3 You shall be responsible for payment of all charges except those charges disputed in accordance with Section 2.3 above under a terminated Attachment incurred as of the effective date of termination. You shall also be liable to AT&T for Termination Charges, if specified in a terminated Attachment, in the event that AT&T terminates under Section 10.1 or 10.2, or You terminate without cause.

10.4 Termination by either party of an Attachment does not waive any other rights or remedies it may have under this Agreement. Termination or suspension of an Attachment shall not affect the rights and obligations of the parties under any other Attachment.

11.0         FURTHER RESPONSIBILITIES

11.1 AT&T agrees to defend or settle any claim against You and to pay all Damages that a court or settlement may award against You in any suit that alleges a Service or AT&T Software infringes any patent, trademark, copyright or trade secret, except where the claim or suit arises out of or results from: Your or User's Content; modifications to the Service or AT&T Software or combinations of the Service with other services or products not authorized by AT&T, by You or others; AT&T's adherence to Your written requirements; or, use of the Service or AT&T Software in violation of this Agreement. You agree to defend or settle any claim against AT&T and to pay all Damages that a court may award against AT&T in any suit that alleges a Service or AT&T Software infringes any patent, trademark, copyright or trade secret, due to any of the exceptions in the preceding sentence.

11.2 Whenever AT&T is responsible under Section 11.1, AT&T may at its option either procure the right for You to continue using, or may replace or modify the alleged infringing Service or AT&T Software so that the Service or AT&T Software becomes noninfringing provided that there is no substantial decrease in the functionality or performance of the Service, but if those alternatives are not reasonably achievable, AT&T may terminate the affected Attachment without liability other than as stated in Section 11.1.

11.3 AT&T grants to You the right to permit Users to access and use the Services, provided that You shall remain solely responsible for such access and use. Any use or access by Users shall be deemed to be use or access by You. AT&T shall be solely responsible to You, and not Users, for the Services.

11.4 The indemnified party under this Article 11: (i) must notify the other party in writing promptly upon learning of any claim or suit for which indemnification may be sought, provided that failure to do so shall have no effect except to the extent the other party is prejudiced thereby; (ii) shall have the right to participate in such defense or settlement with its own counsel and at its sole expense, but the other party shall have control of the defense or settlement; and (iii) shall reasonably cooperate with the defense.

Page 3 of 4                  AT&T PROPRIETARY                 CUSTOM TERMS - WJN

                                                   AT&T MA REFERENCE NO.________

12.0         GENERAL PROVISIONS

12.1 Any supplement, modification or waiver of any provision of this Agreement must be in writing and signed by authorized representatives of both parties. A waiver by either party of any breach of this Agreement shall not operate as a waiver of any other breach of this Agreement.

12.2 This Agreement may not be assigned by either party without the prior written consent of the other, except that either party may, without the other party's consent, assign this Agreement or any Attachment to a present or future Affiliate or successor, provided that any such assignment by You shall be contingent upon AT&T reasonably determining the assignee to be creditworthy and in compliance with any standard eligibility criteria for the Services. AT&T may subcontract work to be performed under this Agreement, but shall retain responsibility for all such work.

12.3 If any portion of this Agreement is found to be invalid or unenforceable, the remaining provisions shall remain in effect and the parties shall promptly negotiate to replace invalid or unenforceable portions that are essential parts of this Agreement.

12.4 Any legal action arising in connection with this Agreement must begin within two (2) years after the cause of action arises.

12.5 All required notices under this Agreement to AT&T shall be in writing and either mailed by certified or registered mail, postage prepaid return receipt requested, sent by express courier or hand delivered and addressed to AT&T at the address set forth on the cover page of this Agreement or, if the notice relates to a specific Attachment, the address set forth in such Attachment, or such other address that AT&T indicates in writing. All required notices under this Agreement to You shall be in writing and either mailed by certified or registered mail, postage prepaid return receipt requested, sent by express courier or hand delivered and addressed to You and Your General Counsel at the address set forth on the cover page of this Agreement or, if the notice relates to a specific Attachment, the address set forth in such Attachment, or such other address that a party indicates in writing.

12.6 State law issues concerning construction, interpretation and performance of this Agreement shall be governed by the substantive law of the State of New York, excluding its choice of law rules. The United Nations Convention on Contracts for International Sale of Goods shall not apply.

12.7 This Agreement does not provide any third party (including Users) with any remedy, claim, liability, reimbursement, cause of action or other right or privilege.

12.8 The respective obligations of You and AT&T, which by their nature would continue beyond the termination or expiration of any Attachment or this Agreement, including, without limitation, the obligations regarding Use of Information, Publicity and Marks, Further Responsibilities and Limitations of Liability, shall survive termination or expiration.

12.9 THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SERVICES. THIS AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS ( INCLUDING MA #12640 EXCEPT FOR ITS SURVIVING ATTACHMENTS), PROPOSALS, REPRESENTATIONS, STATEMENTS OR UNDERSTANDINGS, WHETHER WRITTEN OR ORAL CONCERNING THE SERVICES, OR THE RIGHTS AND OBLIGATIONS RELATING TO THE SERVICES. THIS AGREEMENT SHALL NOT BE CONTRADICTED, OR SUPPLEMENTED BY ANY WRITTEN OR ORAL STATEMENTS, PROPOSALS, REPRESENTATIONS, ADVERTISEMENTS, SERVICE DESCRIPTIONS OR YOUR PURCHASE ORDER FORMS NOT EXPRESSLY SET FORTH IN THIS AGREEMENT OR AN ATTACHMENT.

13.0         MATERIAL CHANGE BY AT&T

The parties acknowledge that AT&T's tariffs and Service Guides, which may be modified from time to time by AT&T, may govern or affect certain Services. AT&T may amend an applicable Tariff or Service Guide from time to time consistent with this Agreement, provided, however, that if AT&T revises an applicable Tariff or Service Guide in a manner that is material and adverse to You and AT&T does not effect revisions that remedy such adverse and material effect within thirty (30) days after receipt of written notice from You, then You may, as Your sole remedy, elect to terminate the affected Attachments on thirty (30) days' written notice given not later than ninety (90) days after You first learn of the event(s) giving rise to the termination right. However, a revision to a Tariff or Service Guide shall not be considered material and adverse to Customer if (i) it affects only Services or Service Elements not in substantial use by Customer at the time of the revision or (ii) it changes Rates and Charges that are not fixed in an Attachment.

Page 4 of 4                  AT&T PROPRIETARY                 CUSTOM TERMS - WJN

                                               AT&T MA REFERENCE NO. ___________

                        INSTRUCTIONS -- FOR AT&T USE ONLY
  [USE THESE INSTRUCTIONS TO COMPLETE AT&T SERVICE ORDER ATTACHMENT-VOICE/DATA
        SERVICES COVER PAGE AND ATTACHMENT TERMS AND CONDITIONS AND THEN
                              DISCARD THIS PAGE.]

1. MASTER AGREEMENT. Verify whether Customer has a signed Master Agreement with AT&T and whether that Agreement is still in effect. If no Master Agreement is in effect, you should deliver the AT&T Master Agreement to Customer for execution along with this Attachment.

2. CUSTOMER INFORMATION. Insert the Customer's full legal name and corporate address in the space provided at the top of the form. If the Customer has more than one address, insert the address to which AT&T should send any official notices under this agreement.

3. AT&T SALES CONTACT INFORMATION. Insert the name of the primary AT&T account manager (AT&T Contact Name), and the account manager's telephone number and address in the space provided at the top of the form. This will be the address to which the Customer sends notice to AT&T under this agreement

4. CHECK ONE OR MORE OF THE APPLICABLE BOXES ON THE FRONT OF THE FORM BASED UPON THIS OFFER:

                  NEW ATTACHMENT - Attach copy of the applicable authorized Attachment Pages.

                  EXISTING ATTACHMENT: First verify that the Attachment is still available and that the Customer is eligible for it. Then insert the applicable Attachment number and attach the applicable authorized Attachment pages.

                  AMENDMENT OF EXISTING ATTACHMENT - Insert applicable Attachment number and attach copy of the applicable authorized Attachment Pages

5. EXISTING PRICING PLAN REPLACEMENT/DISCONTINUANCE: Identify CT, Attachment and/or Pricing Plan being discontinued (if any) in conjunction with this order, by specifying the CT No./Attachment No., Plan ID No. or Main Billed Account No. of the discontinued plan(s). Note that the discontinued CT/Attachment/Pricing Plan may require the Customer to pay termination liability charges and/or other charges for early termination pursuant to the provisions in those agreements.

         No Attachment to the Master Agreement should be accepted by AT&T if the agreement has been altered in any way from the agreement pages presented to the Account Team, i.e., no unauthorized changes, no handwritten modifications to the contract documents and no side letters attached.

         Also note that agreements will not be implemented until ALL ORIGINAL PAPERWORK has been sent to the appropriate location outlined below. The Account Team contact should keep a complete copy of each agreement for their records.

8. RETURN INFORMATION: Please return two originals of the Master Agreement package consisting of:

         If new Master Agreement, include the following: (1) the customer-signed Master Agreement Cover Page, (2) the Master Agreement Terms and Conditions; (3) the Service Order Attachment Cover Page - Voice/Data Services (no signature required), (4) the applicable Attachment pages and (5) the completed Signature Authorization Form

         If the Attachment is being added as a new attachment to an existing Master Agreement OR the Attachment is being amended, include the following: (1) the customer-signed Service Order Attachment Cover Page
         - Voice/Data Services, (2) the applicable Attachment pages and (3) the completed Signature Authorization Form

                       AT&T Master Agreement Support Team
                               Central Repository
                               55 Corporate Drive
                                   Room 33D24
                             Bridgewater, NJ 08807

CUSTOM TERMS-WJN - ADVANTA       AT&T PROPRIETARY                       02/04/03

                                                    AT&T MA REFERENCE NO. 120497

               AT&T SERVICE ORDER ATTACHMENT-VOICE/DATA SERVICES
                                   COVER PAGE

---------------------------------------------------------------------------------------------------------------------------------
CUSTOMER LEGAL NAME ( "CUSTOMER",             AT&T CORP. ("AT&T")                       AT&T SALES CONTACT NAME
"YOU" OR "YOUR")
---------------------------------------------------------------------------------------------------------------------------------
Advanta Shared Services                       AT&T Corp.                                Daniel Kennedy

---------------------------------------------------------------------------------------------------------------------------------
CUSTOMER ADDRESS                              AT&T ADDRESS                              AT&T SALES CONTACT ADDRESS
---------------------------------------------------------------------------------------------------------------------------------
Welsh and McKean Roads                        55 Corporate Drive                        170 South Warner Road
Springhouse                                   Bridgewater, New Jersey 08807             Wayne
PA     USA                                                                              PA     USA
19477                                                                                   19087
---------------------------------------------------------------------------------------------------------------------------------
CUSTOMER CONTACT                              AT&T CONTACT                              AT&T SALES CONTACT INFORMATION
---------------------------------------------------------------------------------------------------------------------------------
Name: Lakshmi Venkataswamy                    Master Agreement Support Team             Telephone: 610-341-5106
Title: Vice President                         Email: mast@att.com                       Fax: 610-971-3903
Telephone: 215-444-5757                       url:   http://ma.kweb.att.com/            Email: kennedydj@att.com
Fax:                                          Fax:   908-658-2562                       Branch Manager: Brian Troup
Email: lvenkataswamy@advanta.com                                                        Sales Strata: Globals Sales Region: Hoppe
---------------------------------------------------------------------------------------------------------------------------------
CUSTOMER BILLING ADDRESS                      CUSTOMER ACCOUNT INFORMATION
---------------------------------------------------------------------------------------------------------------------------------
Welsh and McKean Roads                        Master Customer Number (MCN): 691560B2
Springhouse                                   Plan ID No.
PA     USA                                    Plan ID No.
19477
---------------------------------------------------------------------------------------------------------------------------------

This Service Order Attachment (including its addenda, if any) is an Attachment to the Master Agreement between Customer and AT&T dated 2/10/03,

nd is an integral part of that Agreement. The order of priority in the event of inconsistency among terms shall be the Attachment, then the Master Agreement, and then the AT&T Business Service Guide at http://www.att.com/serviceguide/business.

In the event any of the Services Provided are detariffed, any references in this Attachment to the "Applicable Tariffs" relating to such services will be construed as references to the non-tariffed successor, known as the AT&T Business Service Guide at http://www.att.com/serviceguide/business

CUSTOMER HEREBY PLACES AN ORDER FOR:

[ ] NEW ATTACHMENT    [ ] EXISTING ATTACHMENT NO.    [ ] AMENDMENT OF EXISTING ATTACHMENT NO.

EXISTING PRICING PLAN REPLACEMENT/DISCONTINUANCE:

[ ] Check here and identify any AT&T CT, Attachment, or other AT&T pricing plan being discontinued in conjunction with this order. Also specify the CT No./Attachment No., Plan ID No. or Main Billed Account No. (Note: Charges may apply as specified in the plan being discontinued.)

         CT No./Attachment No.       Plan ID No.       Main Billed Account No.

       CUSTOMER HAS READ AND UNDERSTANDS THE TERMS AND CONDITIONS OF THIS
            SERVICE ORDER ATTACHMENT AND AGREES TO BE BOUND BY THEM.

CUSTOM TERMS-WJN - ADVANTA       AT&T PROPRIETARY                       02/04/03

                                               AT&T MA REFERENCE NO. ___________

     AT&T SERVICE ORDER ATTACHMENT-VOICE/DATA SERVICES TERMS AND CONDITIONS

MARC-ELIGIBLE SERVICES:

1. For purposes of this Agreement, the Other AT&T Services designated by AT&T as MARC-Eligible, pursuant to Section 3 of the Attachment, are as follows:

     [ ] AT&T Asynchronous Transfer Mode Service & AT&T Frame/Relay/Asynchronous
         Transfer Mode Interworking Service

     [ ] AT&T Frame Relay Plus

     [ ] AT&T Managed Internet Service

     [ ] DSL Internet Service

     [ ] Business Internet Service (a/k/a AGNS Corporate Dial)

     [ ] Enterprise Hosting Service (formerly known as Dedicated Hosting)

     [ ] AT&T Virtual Private Network Tunneling Services

     [ ] AT&T Teleconference Service Options

     [ ] AT&T Concert VNS

     [ ] AT&T Concert Inbound Service

     [ ] AT&T North American Voice Services

2. AT&T may add additional MARC-Eligible Services to this list by written notice to You.

3. Notwithstanding the foregoing, the following charges shall NOT be deemed MARC-Eligible Charges: (a) charges for or in connection with equipment; (b) charges for outsourcing services; (c) taxes or regulatory charges (such as USF, PICC, payphone service provider compensation, and state USF).

4    Upon Your written request, but not more than once in any rolling twelve
(12) month period and no later than the ninth month of this Attachment's term year, AT&T will review with You the status of Your revenue/volume commitments compared to available traffic, and the pricing (taken as a whole) of the AT&T services provided under this Attachment compared to similarly-situated AT&T customers. Both parties agree to negotiate in good faith and use commercially reasonable efforts to reach agreement on an alternative revenue commitment or pricing as described in this Section. If AT&T and You agree that revisions to this Attachment would be advantageous to both parties, then AT&T and You will cooperate in efforts to develop a mutually agreeable alternative proposal that will satisfy the concerns of both parties and comply with all applicable legal and regulatory requirements. By way of example and not limitation, such alternative proposal may include changes in rates, nonrecurring charges, revenue and/or volume commitments, discounts, the multi-year service period and other provisions. If the parties reach mutual agreement on an alternative, AT&T will prepare and file any necessary tariff revisions and/or the parties will sign a contractual amendment to implement any mutually agreeable alternative proposal, subject to all applicable legal and regulatory requirements. This provision shall not apply to a change resulting from a decision by You to transfer portions of Your traffic or projected growth to carriers other than AT&T. This provision does not constitute a waiver of any charges, including shortfall charges, incurred by You prior to the time any revised Attachment goes into effect.

5. If as a proximate result of the following events listed below, Customer's payments for the Services will be insufficient to satisfy any minimum purchase requirement in this Attachment, then the parties will make appropriate changes to the affected Attachment(s):

     (a) AT&T's discontinuance of Services as permitted by this Agreement, for reasons other than due to breach or default of Customer, where purchases of the discontinued Services were included in the initial demand set for development of a minimum purchase requirement; or

     (b) Customer's termination of Services or an Attachment for AT&T's material breach, as permitted by any provision of the Agreement that permits Customer to terminate Services or the Attachment without liability for AT&T's material breach, where purchases of the terminated Services or under the terminated Attachment were included in the initial demand set for development of a minimum purchase requirement.

     6. The parties agree to meet periodically, at the request of either party, to discuss their relationship hereunder, each party's performance under this Agreement and any relevant changes in circumstances affecting either party hereunder. The parties acknowledge that federal and state regulatory and legislative actions and other marketplace development, including but not limited to technology migration to other services provided by AT&T and its Affiliates, may make changes to this Agreement and the AT&T Business Service Guide provisions appropriate from time to time. Upon review of such changes of circumstance, at the Customer's request but not more frequently than once per year, AT&T and Customer will cooperate in determining any appropriate modifications to this Agreement. Such mutually agreeable modifications may include, without limitation, changes to the Minimum Annual Charge, minimum service element requirements, the Multi-year Service period, applicable rates and charges, and/or other provisions, but any such mutually agreeable modifications must conform to all applicable legal and regulatory requirements and restrictions, including, without limitation, those established by the Federal Communications commission and the Communications Act of 1934, as amended. Subject to all such applicable legal and regulatory requirements and restrictions, AT&T will prepare any tariff revisions necessary to implement such mutually agreeable alternative provisions. This section shall not act as a waiver or require a waiver of any charge (including any

CUSTOM TERMS-WJN - ADVANTA       AT&T PROPRIETARY                       02/04/03

                                               AT&T MA REFERENCE NO. ___________

         shortfall charge) incurred prior to the effectiveness of any revisions necessary to implement any agreement between the parties hereunder.

     7. The parties agree that for the purposes of this Attachment, Section 9.2(i) of the Master Agreement is deleted and replaced with the following:

     (i)FOR BODILY INJURY OR DEATH TO ANY PERSON, OR REAL OR TANGIBLE PROPERTY DAMAGE, NEGLIGENTLY CAUSED BY A PARTY, OR DAMAGES ARISING FROM THE WILLFUL MISCONDUCT OF A PARTY OR ANY BREACH OF ARTICLES 4 OR 5 OR A WRONGFUL TERMINATION OF THIS ATTACHMENT (E.G., NOT IN ACCORDANCE WITH SECTION 10 OF THE MASTER), THE OTHER PARTY'S RIGHT TO PROVEN DIRECT DAMAGES;

CUSTOM TERMS-WJN - ADVANTA       AT&T PROPRIETARY                       02/04/03

ADVANTA CORP WK-37113V6                 For AT&T Administrative Use Only

                                                 MASTER AGREEMENT NO. __________
                                                       ATTACHMENT NO. __________
                                             ORIGINAL EFFECTIVE DATE: __________
                                              AMENDED EFFECTIVE DATE: __________

                AT&T SERVICE ORDER ATTACHMENT-VOICE/DATA SERVICES

1.   SERVICES/OFFERS PROVIDED

AT&T will provide the following Services/Offers to the Customer under this Attachment pursuant to AT&T Business Service Guide located at http://www.att.com/serviceguide/business (the "Service Guide") as amended from time to time. The Rates, Discounts and other provisions stated in this Attachment are in lieu of the comparable provision stated in the Service Guide.

-    AT&T SDN OneNet Services

-    AT&T Global Inbound Service

-    AT&T Audio and Vide TeleConference Services*

-    AT&T Toll-Free Services

-    AT&T Frame Relay Services (FRS)

-    AT&T International Satellite Services

-    AT&T Private Line Services

-    AT&T Local Channel Services

* - The Customer must identify with each order for AT&T Audio and Video TeleConference Services that such services are to be provided under this Attachment

2.   ATTACHMENT TERM, RENEWAL OPTIONS

The term of this Attachment is 4 years. The Effective Date of this Attachment
(EDA) is upon signature by both parties. The EDA is used to determine the Applicable Rate Effective Date. The Rates and Discounts commence beginning on the applicable Rate Effective Date as shown below. The Attachment Term begins on the Rate Effective Date for Voice Services. This Attachment may be renewed in its entirety for an additional one-year period at the rates, terms and conditions then in effect under this Attachment, provided AT&T receives in writing, the Customer's order to renew at least 45 days prior to the last day of the initial term.

                                                    THEN THE RATES AND
   FOR THE FOLLOWING                                  DISCOUNTS FOR
SERVICES/OFFERS PROVIDED                            THESE SERVICES CAN
 UNDER THIS ATTACHMENT        IF THE EDA IS:           COMMENCE ON:
------------------------------------------------------------------------
VOICE SERVICES:              On or before the     The first day of
AT&T SDN OneNet              10th of the          the first full billing
Services/AT&T Toll-Free      month                month following
Services, AT&T Global                             the EDA ("Rate
Inbound Service and AT&T                          Effective Date")
Audio and Video
TeleConference Services
------------------------------------------------------------------------
VOICE SERVICES:              After the 10th of    The first day of
AT&T SDN OneNet              the month            the second full
Services/AT&T Toll-Free                           billing month
Services, AT&T Global                             following the EDA
Inbound Service and AT&T                          ("Rate Effective
Audio and Video                                   Date")
TeleConference Services
------------------------------------------------------------------------

   FOR THE FOLLOWING
SERVICES/OFFERS PROVIDED         THEN THE RATES AND DISCOUNTS FOR
 UNDER THIS ATTACHMENT            THESE SERVICES CAN COMMENCE ON
--------------------------------------------------------------------
DATA SERVICES:
AT&T Private Line
Services, AT&T                              On the EDA
Frame Relay                           ("Rate Effective Date")
Services, AT&T
International Satellite
Service and AT&T Local
Channel Services
--------------------------------------------------------------------

3.  MINIMUM COMMITMENTS/CHARGES

The Customer agrees to satisfy the following Minimum Annual Revenue Commitment
(MARC):

             YEAR 1          YEAR 2          YEAR 3
-----------------------------------------------------
MARC       $3,500,000      $3,500,000      $3,500,000
-----------------------------------------------------
             YEAR 4
-------------------------
MARC       $3,500,000
-------------------------

The MARC will be satisfied by the "MARC-eligible charges":

Gross Monthly Usage Charges (GMUCs) for AT&T SDN OneNet Services and AT&T Toll-Free Services, AT&T Global Inbound Service, AT&T Audio and Video TeleConference Services

Undiscounted Recurring Charges for AT&T SDN OneNet Optional Features, AT&T Toll-Free Service Optional Features, AT&T Advanced Toll-Free Services, AT&T Global Inbound Service, Digital Services Volume Pricing Plan (DSVPP)-Eligible Services and Service Components, Primary Rate Interface (PRI), AT&T Terrestrial
1.544 Mbps Local Channel Service provided under an Access Value Arrangement or Access Value Plan (AVP),

AT&T ACCU-Ring Network Access Service which have been ordered under a separate contract between the Customer and AT&T, excluding Special Construction Charges and Individual Case Basis contracts

Other AT&T Services which have been mutually designated in writing by the parties prior to or during the term of this Attachment

If, on any anniversary of the start of the Attachment Term, the Customer has failed to satisfy the MARC for the preceding 12 month period, the Customer will be billed a shortfall charge in an amount equal to the greater of: (i) the difference between the MARC and the total of the actual MARC-eligible charges incurred for that year

ADVANTA CORP WK-37113V6                 For AT&T Administrative Use Only

                                                 MASTER AGREEMENT NO. __________
                                                       ATTACHMENT NO. __________
                                             ORIGINAL EFFECTIVE DATE: __________
                                              AMENDED EFFECTIVE DATE: __________

                AT&T SERVICE ORDER ATTACHMENT-VOICE/DATA SERVICES

4.   ATTACHMENT PRICE

The Customer will receive Connected Pricing for AT&T SDN OneNet Services as specified in the Service Guide.

Regardless of any stabilization that may appear in this Attachment for the Services/Offers Provided, AT&T reserves the right to increase charges as a result of expenses incurred by AT&T relating to regulatory assessments stemming from an order, rule or regulation of the Federal Communications Commission or other regulatory authority or court having competent jurisdiction (including but not limited to payphone, PICC and USF related expenses).

5.   DISCOUNTS

All discounts are applied in the same manner as specified in the applicable section of the Service Guide, and no other discounts will apply.

AT&T SDN ONENET SERVICES/AT&T TOLL-FREE SERVICES - The Customer will receive the following discounts on the AT&T SDN OneNet Discount Plan qualified usage charges:

-------------------------------------------------------------------
                                 Discount applied
                                 to Domestic SDN
                                     OneNet,             Discount
                                   Domestic and         applied to
                                International Toll-   International
     For Gross Monthly             Free Services        SDN OneNet
     Usage Charges of:                 Usage              Usage
-------------------------------------------------------------------
Between $0 and $300,000                36.0%              25.0%
-------------------------------------------------------------------
over $300,000 up to $480,000           38.0%              26.0%
-------------------------------------------------------------------
over $480,000 up to $760,000           40.0%              27.0%
-------------------------------------------------------------------
over $760,000                          42.0%              27.0%
-------------------------------------------------------------------

AT&T GLOBAL INBOUND SERVICE - The Customer will receive a 38% discount on AT&T Global Inbound (U.S. to foreign and foreign to U.S.) usage charges.

AT&T FRAME RELAY, INTERNATIONAL SATELLITE, DOMESTIC AND INTERNATIONAL PRIVATE LINE AND AT&T LOCAL CHANNEL SERVICES - The Customer will receive the following discounts on the DSVPP-Eligible Service Components associated with the Services listed below:

                DSVPP-Eligible Services                 Discount
----------------------------------------------------------------
Frame Relay Service                                       52%
----------------------------------------------------------------
ACCUNET Spectrum of Digital Service (ASDS) 64 kbps        14%
and below
----------------------------------------------------------------
ACCUNET Spectrum of Digital Service (ASDS) 128 kbps       27%
and above
----------------------------------------------------------------
ACCUNET T1.5 Service                                      57%
----------------------------------------------------------------
ACCUNET T45 Service                                       35%
----------------------------------------------------------------
ACCUNET Fractional T45 Service                            45%
----------------------------------------------------------------
International ACCUNET 2.048 Mbps Service-Mexico           51%
----------------------------------------------------------------
ACCUNET SONET T155 Service                                36%
----------------------------------------------------------------
SONET OC12 Service                                        36%
----------------------------------------------------------------
ACCUNET Generic Digital Access (GDA) 9.6/56/64 kbps       30%
----------------------------------------------------------------
Terrestrial 1.544 Mbps Local Channel Service              34%
----------------------------------------------------------------
Voice Grade Local Channel Service                         9%
----------------------------------------------------------------
Digital Data Local Channel Service 9.6/56/64 kbps         9%
----------------------------------------------------------------
Terrestrial 45 Mbps Local Channels                        15%
----------------------------------------------------------------
Voice Grade Private Line Service-Overseas Half            37%
Channel
----------------------------------------------------------------
International ACCUNET Digital Services-Half Channel       58%
----------------------------------------------------------------
International Full Channel Service-Overseas-Overseas      52%
Cable Digital Channel
----------------------------------------------------------------
International Satellite Shared Earth Station              47%
Service-Half Channel
----------------------------------------------------------------

6.   CLASSIFICATIONS, PRACTICES AND REGULATIONS

6.1  PROMOTIONS

The Customer is ineligible for any promotions, credits or waivers in the Service Guide, except that the Customer is eligible for Waiver Package Options A, B, C and D, as specified in the Service Guide.

6.2  CREDITS

AT&T will apply a credit equal to:

6.2.1 $120,000 to the Customer's OneNet bill in the 3rd full billing month following the start of the Attachment Term. If the Customer discontinues this Attachment for any reason during the year the credit is applied, AT&T will bill the Customer, an amount equal to any credits received.

6.3  WAIVERS

AT&T will waive the following charges, provided such components remain installed for a minimum retention period of 12 months or unless otherwise indicated below, equal to:

ADVANTA CORP WK-37113V6                 For AT&T Administrative Use Only

                                                 MASTER AGREEMENT NO. __________
                                                       ATTACHMENT NO. __________
                                             ORIGINAL EFFECTIVE DATE: __________
                                              AMENDED EFFECTIVE DATE: __________

               AT&T SERVICE ORDER ATTACHMENT-VOICE/DATA SERVICES

6.3.1 The recurring Monthly Charges for the following new and existing AT&T DSVPP eligible service components

(1)  ACCUNET T1.5 Service Access Connections

(2)  ACCUNET T1.5 Service M-24 Multiplexing Office Functions,

(3) AT&T Terrestrial 1.544 Mbps Local Channel Service Access Coordination Functions;

(4)  ASDS Access Connections; and

(5)  ACCUNET GDA Service 9.6/56/64 kbps Access Coordination Functions

There is no minimum retention period associated with this waiver.

6.3.2 The recurring Monthly Charges for the following new and existing DSVPP-eligible service components.

(1)  ACCUNET T45 Service Access Connections;

(2)  ACCUNET T45 Service M-28 Multiplexing Office Functions; and

(3)  AT&T Terrestrial 45 Mbps Local Channel Service Access Coordination
     Functions

There is no minimum retention period associated with this waiver.

6.4  DISCONTINUANCE

The Customer may discontinue this Attachment under one of the following provisions without incurring any termination charges. However, the Customer shall remain liable for shortfall charges (if any) incurred prior to the effective date of discontinuance, and any other charges and liabilities.

(1) In the event of a breach of any material term or condition of this Attachment or the underlying applicable sections of the Service Guide by AT&T where such failure continues unremedied for thirty (30) days after receipt of written notice by AT&T.

(2) At any time after the 2nd anniversary of the start of the Attachment Term, provided: (1) AT&T receives, in writing, the Customer's order to discontinue at least 30 days prior to the day on which the service is to be discontinued; and
(2) the Customer, by the time of discontinuance, satisfied an amount equal to the sum of $20,000,000 of undiscounted usage.

(3) Prior to the end of the Attachment Term, provided the Customer: (1) is current in payment to AT&T for its existing telecommunication services and (2) replaces this Attachment with other domestic and/or international telecommunications Services (excluding Wireless and Broadband Service) provided by AT&T having: (i) an equal or greater new Minimum Annual Revenue Commitment
(MARC), and (ii) a new term equal to or greater than the remaining term of this Attachment. If the Customer is terminating more than one Attachment per this provision, the new MARC must be equal to or greater than the sum of all the MARCs in the Attachments that are being discontinued. However, the Customer will be billed a shortfall charge equal to: the difference between (1) the prorated MARC for the year in which the Customer discontinues and (2) the total of the actual MARC-eligible charges incurred for that year. This shortfall charge will only be billed if the amount in (2) is less than the amount in (1).

If the Customer discontinues this Attachment without cause other than as stated in the preceding paragraphs or if AT&T terminates as contractually permitted for cause (e.g., due to Customer's uncured material breach), prior to the expiration of the Attachment Term, a Termination Charge will apply. The Termination Charge will be an amount equal to 35% of the unsatisfied MARC for the year in which the Customer discontinues this Attachment and 35% of the MARC for each year remaining in the Attachment Term. This Termination Charge is in addition to any Termination Charge for service components disconnected prior to the end of the minimum retention period, if applicable. In addition, the Customer shall remain liable for shortfall charges (if any) incurred prior to the effective date of discontinuance, and any other charges and liabilities.

6.5  OTHER REQUIREMENTS

The Customer shall subscribe to AT&T Telecommunications services for at least 90% of the Customer's Interexchange telecommunications requirements, as measured by Customer's total Interexchange telecommunications expenditures on an annual basis beginning as of the start of the Attachment Term. However, this requirement shall not (1) require Customer to breach any contract which exists as of the date the Customer orders service under this Attachment, or (2) prevent the Customer from obtaining from other Interexchange carriers, at any time during the Term of this Attachment, those telecommunications service(s) or technologies desired at a Customer location but which are unavailable from AT&T. If the Customer fails to satisfy this requirement during any year of the Term of this Attachment, the Customer will be billed an amount equal to the greater of
(i) 10% of the charges under this Attachment, after the application of any discounts or (ii) 10% of the applicable MARC. Any such bill must be paid by the Customer within 30 days. This charge will not apply to items 1 and 2 of this paragraph.

6.6  AVAILABILITY

This Attachment is available only to Customers who:

(1) order this Attachment only once, either by the Customer or any Affiliate of the Customer, which is any entity that controls, is controlled by or is under common control with the Customer; and

(2) order this Attachment within 30 days after the effective date of this Attachment for initial installation of the Services/Offers Provided under this Attachment within 30 days after the date ordered.

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